                        LINKING AND PROMOTION AGREEMENT

         This Agreement ("Agreement") dated as of March 10, 2000 (the "Effective Date") is made by and between Colonial Direct Financial Group, Inc., a Delaware corporation ("CDFG"), and Cavion Technologies, Inc., a Colorado corporation ("Cavion") (collectively, the "Parties" and individually a "Party").

                                    RECITALS

         A. CDFG is a financial services firm that maintains the CDFG Web Site, as defined below, at which it provides a variety of financial information and services, including the CDFG Programs, also defined below.

         B. Cavion is a provider of various online banking and other services, which offers its Clients and their Members, as defined below, these services for inclusion on the Client Web Sites, also defined below.

         C. CDFG and Cavion desire to make the CDFG Programs available to Clients and Members by means of hyperlink to the CDFG Web Site and other means.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Parties hereto agree as follows:

1.  Definitions

         "Affiliate" means, with respect to either Party, any individual or entity that, by virtue of a majority ownership interest, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with that Party.

         "CDFG Programs" means, the financial service programs described on Attachment I to this Agreement.

         "CDFG Web Site" means, collectively, (i) the World Wide Web site identified by the a URL mutually agree to by both parties, (ii) any prototypes or demonstration versions of the CDFG Web Site, or any part thereof, (iii) any successors, replacements, or other Web Sites that from time to time are maintained by or for CDFG or any of its Affiliates provided that, both Parties agree in writing that such successor, replacement, or other site will be included as a "CDFG Web Site."

         "Cavion Web Site" means, collectively, (i) the World Wide Web site identified by the URL <www.cavion.com>, (ii) a Client Web Site hosted by Cavion on behalf of any Client, (iii) any prototypes or demonstration versions of the Cavion Web Site, or any part thereof, (iv) any successors, replacements, or other Web Sites that from time to time are maintained by or for Cavion or any of its Affiliates provided that, both Parties agree in writing that such successor, replacement, or other site will be included as a "Cavion Web Site."

         "Client Web Site(s)" means, a Web site hosted by Cavion on behalf of a Client.

         "Client" means, any credit union or related banking institution with which Cavion has, or develops in the future, a relationship.

         "Customer" means any Visitor or Member.

         "Customer Data" means all data derived through Customer's use of or access to the CDFG Programs.

         "Intellectual Property" means, any patent, copyright, trademark, trade secret, trade dress, mask work, moral right, right of attribution or integrity or other intellectual or industrial property rights or propriety rights arising under the laws of any jurisdiction.

         "Mark" means, a Party's trade name and any trademarks, service marks, logos, designs or other indicia of origin used by a Party and/or its Affiliates.

         "Member(s)" means, any person or entity that belongs to, or is affiliated with a Client.

         "Promotional Materials" means, promotions and other information displayed on the Cavion Web Site, interstitials registration pages, statement stuffers, statement messages, ad banners, newsletter copy, in-lobby displays and posters, search engine placement, and other means mutually agreed upon by the Parties.

         "Visitor(s)" means, any person or entity that is directed to the CDFG Web Site(s) as a result of Cavion's efforts.

2.  Solicitation and Enrollment

         Beginning March 7, 2000, Cavion will market the CDFG Programs to Clients as a service to be made available to Members on the Client Web Sites and on Search

Engine Portals at its sole cost and expense (except as provided in Section 3.1), by means of the Promotional Materials.

3.  CDFG' Responsibilities

         3.1 General. CDFG is responsible for all (i) costs associated with CDFG Program development, customer service, administration, Promotional Materials (except as provided in Section 4.1), (ii) Client and/or Member billing/credits, and (iii) all fulfillment.

         3.2 Grant of License. CDFG grants to Cavion a limited, nonexclusive license to create on the Cavion Web Site and the Client Web Sites a hypertext link directed to a page on the CDFG Web Site that allows Members to access the CDFG Programs. In addition, CDFG grants to Cavion a limited, nonexclusive license to create on various search engine portals a hypertext link directed to a page on the CDFG Web Site that allows Visitors to access the CDFG Programs. CDFG grants to Cavion a nonexclusive license to use CDFG' proprietary Marks for the purpose of linking to the CDFG Web Site. CDFG further grants to Cavion the right to "frame," and the right to sublicense clients to "frame" with Client's Marks, the CDFG Web Site. CDFG shall have the right, but not the obligation, to approve each frame utilized by the Clients.

         3.3 Promotional Materials. CDFG shall provide Cavion, Clients, and/or Members with Promotional Materials. After receiving Cavion's Promotional Materials design (as provided in Section 4.1), CDFG shall use commercially reasonable efforts to promptly prepare the Promotional Materials, but in no event later than 30 days after receiving the Promotional Material design from Cavion.

         3.4 Customer Service. CDFG shall provide customer service to Clients and Members in relation to the CDFG Programs. During tax season the call center is manned 7xl6, and during other times of the year as appropriate.

         3.5 Member Loan Origination. CDFG agrees and covenants that it will not consummate any loans or issue lines of credit to Members. Moreover, CDFG will redirect Member loan request to the appropriate sponsoring Client.

         3.6 Ad Serving. CDFG will not display any ad banners, sponsor links or other promotional displays ("Advertising") on the CDFG web site that links to Cavion Web Sites without the written permission of Cavion. In the event that CDFG does want to display Advertising on the CDFG site, CDFG will use Cavion's Ad Server at a price to be determined.

         3.7 E-mail. CDFG will not send any email to a Member that contains a promotion or advertisement for a product or service that competes with the products and services available at the Cavion Web Site, Client Web Sites, or the Member Emporium.

         3.8 Competitive Advertising. CDFG shall not display any Advertising or any other promotion of a service or product that competes with the products or services available at the Cavion Web Site, Client Web Sites, or the Member Emporium.

         3.9 Customer Privacy. CDFG will post and adhere to a privacy policy that is substantively similar to that of Member Emporium, which can be found at http://info.memberemporium.com/empPolicy.html. CDFG is permitted to store and house the data as needed for internal use.

         3.10 Usage of Customer Data. CDFG will not sell, rent, license otherwise disseminate Customer Data to any third-party. CDFG will provide Cavion with Customer Data in an electronic form as mutually agreed.

4.  Cavion's Responsibilities

         4.1 Design of Promotional Materials. Cavion, at its cost, shall develop the design and wording that will appear in the Promotional Materials, subject to CDFG's approval, which shall not unreasonably be withheld.

         4.2 Current Promotional Materials. Cavion shall use commercially reasonable efforts to ensure that the Cavion Web Site contains current Promotional Materials as submitted to Cavion by CDFG.

         4.3 Security. Cavion shall encrypt and send to CDFG all information that is necessary and required to be transmitted from the Client Web Sites to the CDFG Web Site for the operation of the CDFG Programs in a mutually agreed upon secure file format.

5.  Payment Terms

         The payment terms are set forth in Attachment II.

6.  Representations and Warranties

         6.1 Each Party represents and warrants that (i) the making of this Agreement does not violate any law, regulation or agreement to which it is a party and that it has the authority to enter into this Agreement and to perform its obligations hereunder; (ii) it has the sole and exclusive right to grant the rights and licenses contemplated by this Agreement, without the need for any licenses, releases, consents, approvals or immunities not yet granted; (iii) the representations and warranties herein shall survive the expiration and/or termination of this Agreement.

         6.2 CDFG represents and warrants that the CDFG Program does now or will in the future infringe upon or violate any (i) Intellectual Property right or other proprietary right of any third party or (ii) applicable law, regulation, or non-proprietary third-party right.

7.  Term and Termination

         7.1 Term. This Agreement shall remain in effect for a period of twenty four (24) months from the Effective Date (the "Initial Term"). Thereafter, this Agreement will automatically renew for additional consecutive one (1) year terms ("Renewal Terms") unless written notice of intent to terminate is given to either Party by the other Party 90 days prior to expiration of the then current Term. The Term of this Agreement includes the Initial Term and any Renewal Terms. Either party can terminate this agreement upon 180 days written notice.

         7.2 Termination for Cause. Notwithstanding anything else to the contrary in this Agreement, if at any time during the term of this Agreement, either Party materially breaches its respective obligations or responsibilities to the other pursuant to this Agreement, the non-breaching Party may deliver to the breaching Party written notice of its intent to terminate this Agreement setting forth the nature of the breach. Termination will be effective 30 days after acknowledged delivery of such termination notice to the breaching Party unless the breach is cured within such 30-day period.

         7.3 Client Termination of CDFG Program. CDFG understands and acknowledges that a Client may terminate participation in the CDFG Programs at any time in their sole discretion. If a Client terminates such participation, Cavion agrees to work with such Client to ensure that they notify any Members who are currently using the CDFG program regarding how such Member may continue using the CDFG Program other than through the Client Web Site.

8.  Indemnification

         8.1 Indemnification by CDFG. CDFG will hold harmless, defend and indemnify Cavion and its Affiliates (and their respective employees, directors and representatives) against any and all claims, actions, proceedings, suits, liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other litigation expenses) incurred by Cavion, arising out of or relating to the violation of third party Intellectual Property rights, applicable law, regulation or non-proprietary right by the CDFG Programs or the CDFG Web Site. The payment by CDFG of any indemnified loss described herein is subject to Cavion's compliance with the procedures described in Section 8.3.

        8.2 Indemnification by Cavion. Cavion will hold harmless, defend and indemnify CDFG and its Affiliates (and their respective employees, directors and representatives) against any and all claims, actions, proceedings, suits, liabilities, damages, settlements, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys' fees and other litigation expenses) incurred by CDFG, arising out of or relating to the violation of third party Intellectual Property rights, applicable law, regulation or non-proprietary right by the CDFG Web Site. The payment by Cavion of any indemnified loss described herein is subject to CDFG's compliance with the procedures described in Section 8.3.

         8.3 Notice and Participation. In connection with any claim or action described in this Section 8.3, the party seeking indemnification (i) will give the indemnifying party prompt written notice of the claim, (ii) will cooperate with the indemnifying party (at the indemnifying party's expense) in connection with the defense and settlement of the claim, and (iii) will permit the indemnifying party to control the defense and settlement of the claim, provided that the indemnifying party may not settle the claim without the indemnified party's prior written consent (which will not be unreasonably withheld). Further, the indemnified party (at its cost) may participate in the defense and settlement of the claim.

         8.4 Limitations. Neither party will indemnify the other for lost profits or consequential damages arising out of or in any way connected with this agreement. In addition, neither party is guaranteeing the other a minimum level of business as a result of the relationship described by this Agreement.

9.  Intellectual Property

         9.1 Use. Except as provided in this Agreement, neither Party shall use any of the other Party's Intellectual Property without the prior written consent of the other Party. It is expressly understood by each Party that Intellectual Property is proprietary to the owning Party and that nothing in this Agreement constitutes the grant of a general license for one Party to use the Intellectual Property of the other Party.

         9.2 Termination. Upon termination of this Agreement, any and all rights or privileges of either Party to use the other Party's Intellectual Property shall expire, and each Party shall discontinue the use of the other's Intellectual Property in connection with any business conducted unless otherwise provided for in writing and signed by authorized representatives of both parties.

10.  Transferability

         This Agreement may be not be assigned by either Party, in whole or in part without the prior written consent of the other Party, unless to (i) an Affiliate or (ii) a third party which acquires all or substantially all of such Party's assets and has the capability to perform all of the obligations of the assigning Party under the terms and conditions of this Agreement. A permitted assignment by a Party hereunder will not relieve such Party from its obligations under the terms of this Agreement.

11.  Limitation of Liability

         NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY (OR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOSS OF BUSINESS, OR OTHER ECONOMIC DAMAGE, AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, REGARDLESS OF WHETHER THE PARTY ALLEGEDLY LIABLE WAS ADVISED, HAD REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

12.  Arbitration

         Any dispute arising out of or relating to this Agreement, including any issues relating to arbitrability or the scope of this arbitration clause, will be finally settled by arbitration by a panel of 3 arbitrators in the accordance with the rules of the American Arbitration Association and the United States Arbitration Act. Judgment upon the award rendered by the arbitrators may be entered by any court with jurisdiction.

13.  Exclusivity

         13.1 CDFG Grant. During the term of this Agreement or so long as CDFG is receiving revenue as a result of the marketing of the CDFG Programs, neither CDFG nor any of its Affiliates or subsidiaries shall create, purchase, market, administer, or enter into an agreement with another party, written or unwritten, permitting such other party to market, offer, sell, or otherwise make the CDFG Programs available to credit unions, related financial institutions, or their customers.

         13.2 Cavion Grant. During the term of this Agreement or so long as Cavion is receiving revenue as a result of the marketing of the CDFG Programs, Cavion shall not market or solicit any like service or program to any then existing Client enrolled in the CDFG Program.

         13.3 Under the terms of this Agreement, and pursuant to the Parties' express intent, CDFG exclusivity with Cavion will be superseded in the event an individual credit union has entered into, whether prior or subsequent to the execution of this Agreement, any other services arrangement similar to CDFG Programs.

         (a) In such event, such a credit union or credit unions may elect to feature CDFG services, in addition to any other services provider, but Cavion is under no obligation to take any action on behalf of CDFG respecting an individual credit union's decision whether or not to feature CDFG's Programs in addition to the services of any other provider of comparable services with whom the credit union has a relationship. In the event a credit union elects not to feature the CDFG Programs, the respective obligations of each of the Parties to this Agreement shall not be altered but shall remain fully in place and enforceable by either Party. Notwithstanding the foregoing, CDFG Programs may still be offered to the credit union as an alternative source.

14.  Confidentiality

         In performing its obligations pursuant to this Agreement, each Party hereto (the "Disclosing Party") may disclose to the other Party ("Receiving Party") information in connection with the performance of this Agreement, including without limitation, the Disclosing Party's business, products, services, formats, computer programs, policies, procedures, methods, technical developments, trade secrets, financial results, formulas, marketing research and development methods, marketing statistics, product development plans, membership solicitation methods, strategies, research data and Customer Data. All such information about the Disclosing Party shall be deemed "Confidential Information." The parties shall use the Confidential Information of the other Party solely to perform this Agreement, and all Confidential Information shall remain the sole property of the Disclosing Party. Information shall not be deemed Confidential Information if it: (i) is now or hereafter becomes, through no act or omission on the part of the receiving Party, generally known or available within the industry, or is now or later enters the public domain through no act or omission on the part of the receiving Party; (ii) was acquired by the receiving Party before receiving such information from the disclosing Party and without restriction as to use or disclosure; (iii) is hereafter rightfully furnished to the receiving Party by a third party, without restriction as to use or disclosure; (iv) is information which the receiving Party can document was independently developed by the receiving Party; (v) is required to be disclosed pursuant to law, provided the receiving Party uses reasonable efforts to give the disclosing Party reasonable notice of such required disclosure, and cooperates in any attempts by the disclosing Party to obtain a protective order or other similar protection against disclosure of the Confidential Information; or (vi) is disclosed with the prior written consent of the disclosing Party. Each of the parties shall use the same care as it uses to maintain the confidentiality of its most confidential information, which in no event shall be less than reasonable care. The parties acknowledge that the remedy at law for any breach or threatened breach of the provisions of this Section shall be inadequate, and that the non-breaching Party, in addition to any other remedy available to it, shall be entitled to obtain injunctive relief without proof of irreparable injury without posting bond.

15.  General

         15.1 Entire Agreement. This Agreement and Exhibits hereto constitutes the entire agreement between the parties and may only be amended in a written document signed by the parties.

         15.2 Waivers. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance.

         15.3 Private Labeling. Except as provided by this Agreement, nothing herein shall be construed to be a grant of a right or license to Cavion to re-market or private label any of the CDFG Programs to any third party.

         15.4 Severability. If any part of this Agreement shall be held to be unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

         15.5 Force Majeure. Neither Party shall be deemed in default or otherwise liable for any delay in or failure of performance under this Agreement by reason of any act of God, fire, natural disaster, accident, riot, act of government, failure of transportation or communication or supplies of goods and services which by the exercise of reasonable diligence, said Party is unable to prevent. The happening of such "Force Majeure" shall extend the time of performance on the part of the Party hereto affected thereby, to such extent as may be necessary to enable it to complete performance after the cause or causes of delay or failure have been removed, except that if performance cannot be resumed within 30 days, either Party may terminate this Agreement.

         15.6 Headings. The headings in this Agreement are used for convenience of reference and shall not be deemed to modify or affect the interpretation of this Agreement.

         15.7 Counterparts; Facsimile Signatures. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which shall be deemed one and the same instrument. A facsimile transmission of this signed Agreement bearing a signature on behalf of a Party hereto shall be legal and binding on such Party.

         15.8 Public Announcement. No press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof or thereof shall be made by any Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. It is agreed and understood that the parties shall work together to prepare any such press release or public announcement. The foregoing notwithstanding, if a Party is required pursuant to applicable securities laws to make such Party has furnished the other Party with the text of such public announcement or press release sufficiently in advance of such public announcement or press release as to afford the Receiving Party a reasonable opportunity to review such public announcement or press release and such Party, to the extent consistent with its legal disclosure obligations, modifies such public announcement or press release as reasonably requested by the other Party. Notwithstanding the foregoing, nothing contained herein shall prevent CDFG from filing this document and/or describing its contents in any document required to be filed with any federal or state securities regulatory body in connection with any offering of its securities to the public and/or any document required to be otherwise disseminated or distributed in connection therewith.

         15.9 Governing Law. This Agreement shall be subject to, governed by and construed under the laws of the State of Colorado without giving effect to the principles of conflict of laws.

         15.10 Notices. All notices which are or maybe required to be given by either Party to the other under this Agreement shall be in writing and shall be deemed to be properly given (a) when delivered personally, or (b) three (3) business days after being sent by certified mail, return receipt requested, first class postage pre-paid, or one day after being sent by a nationally recognized overnight delivery service, to the address at the end of this Agreement.

         15.11 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their respective successors and permitted assigns.

         15.12 Attorneys' Fees. If any legal action is brought by either party against the other regarding the subject matter of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees and expenses.

         15.13 Cooperation. Whenever and wherever provided herein, the parties agree to take such reasonable steps to amicably address and resolve all matters and concerns to prevent a dispute or inadvertent breach of either the spirit or intent of this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COLONIAL DIRECT FINANCIAL                  CAVION TECHNOLOGIES, INC.
SERVICES, INC.


By:  /s/ Rodney G. Smith                  By:  /s/ D.J. Selina
     -----------------------------             ----------------------------
Title:     President                      Title:     President/CEO
Address:   1499 W. Palmetto Park Rd.      Address:   6446 S. Kenton St.
           Boca Raton, FL 33486                      Englewood, CO 80111
Fax No.:   (561) 750-3347                 Fax No.:   (720) 875-1907
Attention: Rodney Smith                   Attention: D.J. Selina

                                  ATTACHMENT I

                                 CDFG PROGRAMS



                               As mutually agreed

                                 ATTACHMENT II

                                 PAYMENT TERMS

1. Colonial will price the retail product as needed to offer a competitive product.

2. For each paid and collected tax return, Cavion will get 15% of the retail price.

3. Payment will be made 30 days after billed to the client, or as otherwise mutually agreed.